UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act Of 1934 (Amendment No.          )

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Stifel Financial Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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STIFEL FINANCIAL CORP.

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(314) 342-2000

St. Louis, Missouri

[•], 2007

To the Stockholders of

Stifel Financial Corp.:

We cordially invite you to attend a special meeting of the stockholders of Stifel Financial Corp. The meeting will be held on [•],[•], 2007, at [•] a.m. on the 2nd Floor, One Financial Plaza, 501 North Broadway, St Louis, Missouri. One Financial Plaza is located on the southwest corner of Washington and Broadway in downtown St. Louis.

The purpose of the Special Meeting is to (1) approve the issuance of shares of our common stock upon the exercise of warrants and for the payment of earn-out consideration relating to our acquisition of Ryan Beck Holdings, Inc. and (2) to approve and adopt the Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees) to provide incentive equity compensation to certain employees of Ryan Beck Holdings, Inc. after our pending acquisition of that company is completed. Only holders of record of our common stock at the close of business on [•], 2007 will be entitled to vote. Please take the time to carefully read the description of each proposal in the attached proxy statement.

Thank you for your support.

STIFEL FINANCIAL CORP.

Ronald J. Kruszewski Chairman of the Board and Chief Executive Officer

This proxy statement and the accompanying proxy card are

being mailed to our stockholders beginning about [•], 2007.

Even though you may plan to attend the meeting in person,

please mark, date, and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

STIFEL FINANCIAL CORP.

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(314) 342-2000

NOTICE OF SPECIAL MEETING OF

THE STOCKHOLDERS OF

STIFEL FINANCIAL CORP.

TO BE HELD [•], 2007

St. Louis, Missouri

[•], 2007

Dear Stockholder:

A special meeting of stockholders of Stifel Financial Corp. (“Stifel”) will be held on the 2nd Floor, One Financial Plaza, 501 North Broadway, St. Louis, Missouri, on [•],[•], 2007, at [•] a.m., for the following purposes:

1.

To approve the issuance of shares of Stifel common stock in connection with Stifel’s acquisition of Ryan Beck Holdings, Inc. by merger, comprising up to 500,000 shares of Stifel common stock issuable upon the exercise of five-year warrants issued to the shareholders and optionholders of Ryan Beck receiving a portion of the merger consideration, and shares of Stifel common stock for earn-out payments under the merger agreement; and

2.	To approve and adopt the Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees) (the “Plan”), to provide incentive equity compensation to certain employees of Ryan Beck; and
3.	To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

The record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any adjournment thereof has been fixed as the close of business on [•], 2007. A stockholder list dated as of the record date will be available for inspection by any stockholder at our offices in St. Louis, Missouri for ten days prior to the special meeting.

We cordially invite you to attend the special meeting. Even if you plan to be present at the meeting in person, you are requested to date, sign and return the enclosed proxy card in the envelope provided so that your shares will be represented. The mailing of an executed proxy card will not affect your right to vote in person should you later decide to attend the special meeting.

By Order of the Board of Directors.

David M. Minnick, Secretary

[•], 2007

St. Louis, Missouri

This proxy statement and the accompanying proxy card are

being mailed to Stifel stockholders beginning about [•], 2007.

STIFEL FINANCIAL CORP.

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

PROXY STATEMENT

FOR THE

SPECIAL MEETING OF THE STOCKHOLDERS

TO BE HELD [•], 2007

ONE FINANCIAL PLAZA, ST. LOUIS, MISSOURI

This proxy statement is furnished to the holders of common stock of Stifel Financial Corp. (“Stifel” or the “Company”) in connection with the solicitation of proxies for use in connection with the Special Meeting of the stockholders of Stifel common stock (the “Stockholders”) to be held [•], 2007, and all adjournments and postponements thereof, for the purpose set forth in the accompanying Notice of Special Meeting of the Stockholders. Stifel is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about [•], 2007.

Pursuant to the Merger Agreement dated January 8, 2007 (the “Merger Agreement”) by and among Stifel, SF RB Merger Sub, Inc., a New Jersey corporation (“Merger Sub”), Ryan Beck Holdings, Inc., a New Jersey corporation (“Ryan Beck”), and BankAtlantic Bancorp, Inc., a Florida corporation (“Bancorp”) which relates to Stifel’s pending acquisition of Ryan Beck by merger (the “Merger”), we agreed to seek stockholder approval to issue five-year warrants to the shareholders and optionholders of Ryan Beck who receive a portion of the consideration for the Merger. The warrants will provide these holders with the right to purchase up to an aggregate of 500,000 shares of Stifel common stock at an exercise price of $36.00 per share. If Stifel does not obtain stockholder approval for the issuance of the shares issuable upon the exercise of the warrants on or prior to June 30, 2007, Stifel has agreed to pay $20,000,000 to the Ryan Beck shareholders and optionholders in lieu of issuing the warrants.

The Merger Agreement provides for certain earn-out payments after closing of the Merger. If Stifel elects to make these earn-out payments in shares instead of in cash, as provided under the Merger Agreement, we may issue shares of Stifel common stock for such earn-out payments. One earn-out payment is based on the aggregate commissionable revenues attributable to certain individuals in Ryan Beck’s existing private client division during the two-year period following closing of the Merger. Stifel will pay the Ryan Beck shareholders an earn-out payment based on 30% of commissionable revenues attributable to such existing private client division employees to the extent such revenues exceed a base amount, up to a maximum payout value of $40,000,000. Two other earn-out payments are equal to revenues attributable to certain individuals in Ryan Beck’s existing investment banking division over each of the first two 12-month periods after closing of the Merger. Such earn-out payments will be equal to 25% of the amount by which the investment banking fees attributable to such individuals exceed $25,000,000 in each 12-month period. If the Company elects to make the earn-out payments in shares of Stifel common stock instead of in cash, such shares of Stifel common stock will be valued according to the average of the daily closing price per share for the 10 consecutive business days ending on the day prior to the last day of the applicable earn-out period.

In conjunction with the execution of the Merger Agreement, Stifel also entered into a Voting Agreement effective January 8, 2006 (the “Voting Agreement”) with Bancorp, the Western and Southern Life Insurance Company (“Western and Southern”), and several other individual holders of Stifel’s common stock (collectively, the “Shareholders”), under which the Shareholders agreed to vote their shares of Stifel common stock in favor of the Merger, the Merger Agreement, and the transactions contemplated thereunder including, without limitation, the issuance of the warrants and the shares of Stifel common stock issuable upon exercise thereof and shares of Stifel common stock that may become issuable (and paid at the discretion of Stifel) as earn-out consideration, and such other matters regarding the Merger so as to facilitate the consummation thereof. Additionally, the Shareholders agreed to vote their shares of Stifel common stock against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement or the Voting Agreement.

Stifel’s board of directors (the “Board”) believes that obtaining stockholder approval for the issuance of the shares underlying the warrants and for payment of the earn-out amounts provides Stifel with greater long-term flexibility for both financial and operating performance of Stifel as a whole.

We are also seeking stockholder approval of the Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees) (the “Plan”), which provides incentive equity compensation to certain employees of Ryan Beck.

Stifel provides equity compensation to employees as an incentive to increase long-term stockholder value and to align the interests of our employees with those of our stockholders. We believe that our equity compensation programs help us to attract and retain talented and highly-skilled individuals to serve as employees. We also believe that these plans motivate high levels of performance and create incentives that reward the contributions of our employees to our success and to increased stockholder value. The Board believes these restricted stock units are a critically important part of the package of equity and cash used to provide incentives to the associates of Ryan Beck to remain with Stifel as part of our acquisition of that company.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we request that you vote as soon as possible. Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock can be voted only when represented by a properly executed proxy.

Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of Stifel, by duly executing and delivering a proxy bearing a later date, or by attending the Special Meeting and voting in person.

The close of business on [•], 2007 has been fixed as the record date for the determination of the Stockholders entitled to vote at the Special Meeting of the Stockholders. As of the record date, approximately [•] shares of Stifel common stock were outstanding and entitled to be voted at the Special Meeting. Stockholders will be entitled to cast one vote on each issue presented above for each share of Stifel common stock held of record on the record date.

The solicitation of this proxy is made by Stifel’s Board. The solicitation will primarily be by mail and the expense thereof will be paid by Stifel. In addition, proxies may be solicited by telephone or facsimile by directors, officers, or regular employees of Stifel.

ABOUT THE SPECIAL MEETING

WHY AM I RECEIVING THESE MATERIALS?

The board of directors of Stifel (the “Board of Directors” or the “Board”) is providing these proxy materials to you in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held on [•],[•], 2007, at [•] a.m., Central time, and at any adjournment or postponement thereof (the “Special Meeting”), for the purpose of considering and acting upon the matters set forth herein.

WHO IS SOLICITING MY VOTE?

Our Board of Directors is soliciting your vote at the Special Meeting.

WHAT WILL I BE VOTING ON?

You will be voting on two proposals:

The first proposal is to approve the issuance of shares of Stifel common stock (the “Issuance”) in connection with Stifel’s pending acquisition of Ryan Beck Holdings, Inc. (“Ryan Beck”) by merger (the “Merger”). Stifel is seeking stockholder approval of the issuance of 500,000 shares of Stifel common stock upon the exercise of five-year warrants issued to the shareholders and optionholders of Ryan Beck who receive a portion of the consideration for the Merger. The warrants have an exercise price of $36.00 per share. The Merger Agreement dated January 8, 2007 (the “Merger Agreement”) by and among Stifel, SF RB Merger Sub, Inc., a New Jersey corporation (“Merger Sub”), Ryan Beck and BankAtlantic Bancorp, Inc., a Florida corporation (“Bancorp”) provides that, if Stifel stockholder approval is not obtained for the issuance of the shares of Stifel common stock underlying the warrants on or before June 30, 2007, Stifel is obligated to pay the Ryan Beck shareholders and optionholders receiving a portion of the Merger consideration $20,000,000 in cash in lieu of issuing the warrants.

The Merger Agreement further provides for certain earn-out payments after the closing of the Merger. The Merger Agreement permits Stifel to elect to make such earn-out payments in shares of Stifel common stock instead of in cash. Stifel is therefore seeking stockholder approval to issue shares of Stifel common stock to make such earn-out payments.

One earn-out payment is based on the aggregate commissionable revenues attributable to certain individuals in Ryan Beck’s existing private client division during the two-year period following the closing of the Merger. Stifel will pay the earn-out payment based on 30% of commissionable revenues attributable to such existing private client division employees to the extent such revenues exceed a base amount, up to a maximum payout value of $40,000,000. Two other earn-out payments are based on revenues attributable to certain individuals in Ryan Beck’s existing investment banking division over each of the first two 12-month periods after the closing of the Merger. Stifel will pay for each earn-out payment an amount equal to 25% of the amount by which the investment banking fees attributable to such individuals exceed $25,000,000 in each 12-minth period. If Stifel elects to make such earn-out payments in shares of Stifel common stock instead of in cash, such shares of Stifel common stock will be valued according to the average of the daily closing price per share for the 10 consecutive business days ending on the day prior to the last day of the applicable earn-out period, and Stifel will issue a number of shares of Stifel common stock with an aggregate valuation equal to each earn-out amount.

If the issuance of these shares underlying the warrants and for payment of the earn-out payments is not approved at the Special Meeting, we believe that we will lose the flexibility we need to continue to grow our business, and in turn, we believe that this may have a negative effect on our long-term success.

The second proposal is to approve and adopt the Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees) (the “Plan”), which provides incentive equity compensation to certain employees of Ryan Beck.

In addition to the consideration to be paid to the shareholders and optionholders of Ryan Beck who are receiving a portion of the Merger consideration, Stifel has agreed to issue certain equity compensation to key associates of Ryan Beck under the Plan. If the Plan is not approved at the Special Meeting, we believe that our ability to retain these employees will be negatively affected, and in turn, we believe our long-term success may be adversely affected.

HOW MANY VOTES DO I HAVE?

You will have one vote for each proposal for every share of common stock you owned on the record date, [•], 2007, and on each other proposal presented at the Special Meeting.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

[•] for each proposal, consisting of one vote for each of the shares of common stock that were outstanding on the record date.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

[•] votes, which represents a majority of the votes entitled to be cast with regard to the proposals to be decided at the Special Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the Special Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5 PERCENT OF ANY CLASS OF STIFEL’S COMMON STOCK?

As of [•] , 2007 there are 5 stockholders that beneficially own over 5 percent of our common stock (see page 17).

ARE THERE ANY VOTING AGREEMENTS THAT MAY AFFECT THE VOTE?

Stifel entered into a Voting Agreement effective January 8, 2006 (the “Voting Agreement”) with several individual holders of Stifel’s common stock (collectively, the “Shareholders”), under which the Shareholders agreed to vote their shares of Stifel common stock in favor of the Merger, the Merger Agreement, and the transactions contemplated thereunder including, without limitation, the issuance of the warrants and the shares of Stifel common stock issuable upon exercise thereof and shares of Stifel common stock that may become issuable (and paid in the discretion of Stifel) as earn-out consideration, and such other matters regarding the Merger so as to facilitate the consummation thereof.

HOW DO I VOTE?

You can vote either by proxy with or without attending the Special Meeting or in person at the Special Meeting.

To vote by proxy, you must either:

❖	If your shares are registered in your name at UMB Bank, n.a. (our transfer agent), you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

❖	If you hold your stock through a securities broker (that is, in street name), you must either:
➢	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,
➢	vote by telephone (instructions are on the proxy card), or
➢	vote by Internet (instructions are on the proxy card).

Our employees who participate in our employee benefit plans may vote on our Intranet or may have their proxy card mailed to them.

If you want to vote in person at the Special Meeting, and you hold your stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone, Internet or Intranet, or send a written notice of revocation to our corporate secretary at the address on the cover of this proxy statement. If you attend the Special Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?

Approval of the Issuance and approval and adoption of the Plan each requires a majority of votes cast on the proposal, provided that the total votes cast on the proposal represent over 50 percent of our outstanding shares. Therefore, shares subject to abstention will be considered as present for quorum purposes and will have the effect of a vote against this proposal. A broker “non-vote” will have no effect on the proposals (except to the extent such abstentions and broker non-votes result in a failure to obtain total votes cast representing more than majority of the votes that can be cast at the Special Meeting regarding the Issuance and regarding the Plan).

IF I SIGN A PROXY, HOW WILL IT BE VOTED?

All shares entitled to vote and represented by

properly executed proxy cards received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. As a result, your shares will be voted in favor of the Proposal.

WHEN ARE THE STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2007 ANNUAL MEETING DUE?

In order to be considered for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders, stockholder proposals must have been in writing and received by December 7, 2006 by Stifel Financial Corp., One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102, Attn: Secretary.

WHEN ARE STOCKHOLDER PROPOSALS FOR PRESENTATION AT MEETINGS OF STOCKHOLDERS DUE?

If you desire to submit a proposal for consideration at a meeting of stockholders, or to nominate persons for elections as directors at any meeting duly called for the election of directors, written notice of your intent to make such proposal or nomination must be given and received by Stifel’s Secretary at its principal office not later than (1) with respect to an Annual Meeting of Stockholders, 60 days prior to the anniversary date of the immediately preceding Annual Meeting, and (2) with respect to a Special Meeting of Stockholders, the close of business on the 10th day following the date on which notice of the meeting is first sent or given to stockholders. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (1) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal or nomination; (2) a representation that the stockholder is a holder of record of the ordinary shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (3) the class and number of ordinary shares of the Company which are beneficially owned by such stockholder.

COULD OTHER MATTERS BE DECIDED AT THE SPECIAL MEETING?

If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Stifel does not currently anticipate that any other matters will be raised at the Special Meeting.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting.

HOW CAN I ACCESS STIFEL’S PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

This proxy statement and the 2005 annual report are available on our Internet site at www.stifel.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

PROPOSAL I.

Issuance of Additional Shares of Stifel Common Stock in Connection with Stifel’s Acquisition of Ryan Beck

The Board of Directors is asking stockholders to approve the issuance shares of Stifel common stock in connection with the acquisition of Ryan Beck by merger (the “Issuance”). The Board of Directors approved such issuance on January 6, 2007, subject to stockholder approval.

Our Board has approved the Issuance and recommends that stockholders vote for the Issuance.

Background

As previously reported, Stifel Financial Corp., a Delaware corporation (“Stifel”), and its wholly-owned subsidiary SF RB Merger Sub, Inc., a New Jersey corporation (“Merger Sub”), entered into an Agreement and Plan of Merger dated January 8, 2007 (the “Merger Agreement”) with BankAtlantic Bancorp, Inc., a Florida corporation (“Bancorp”), and its subsidiary Ryan Beck Holdings, Inc., a New Jersey corporation (“Ryan Beck”), pursuant to which Stifel agreed to acquire Ryan Beck through the merger (the “Merger”) of Ryan Beck with and into Merger Sub, with Merger Sub surviving the Merger.

•

As initial consideration for the Merger, Stifel will issue 2,531,278 shares of Stifel common stock, subject to reduction in exchange for cash consideration, in a private placement to Bancorp, as the sole shareholder of Ryan Beck, and to certain optionholders of Ryan Beck (as described below). The amount of cash consideration substituted for each such share of Stifel common stock shall equal the greater of (1) the average of the daily closing price of a share of Stifel common stock for the 10 consecutive business days ending on the day prior to the closing date and (2) $36.00.

•

As part of the consideration for the Merger, subject to stockholder approval, Stifel will also issue five-year warrants to purchase up to an aggregate of 500,000 shares of Stifel’s common stock, at an exercise price of $36.00 per share, to Bancorp and certain optionholders of Ryan Beck who will receive a portion of the Merger consideration at the closing of the Merger.

•	Additionally, the Merger Agreement allows Stifel to pay certain earn-out payments, described in more detail below on page 10, either in cash or in shares of Stifel common stock.

Because the exercise of such warrants and/or the issuance of shares of Stifel common stock in consideration of the earn-out payments, together with the initial share consideration, would cause the Issuance in the aggregate to exceed 20% of the outstanding Stifel common stock prior to the Merger, the Stifel Board of Directors is seeking stockholder approval for the issuance of shares of common stock, $0.15 par value, in connection with the Merger (the “Issuance”), pursuant to the rules of the New York Stock Exchange (the “NYSE”).

It is not possible to determine the exact number of shares issuable in connection with the Issuance because the earn-out payments have not been finally determined, because the valuation of such shares as relating to the earn-out payments has not been determined, and because Stifel may elect to pay all or a portion of such earn-out payments in cash.

Stockholder approval of the Issuance is not a condition to closing the Merger. In the event Stifel does not obtain such stockholder approval of the Issuance on or before June 30, 2007, Stifel will be obligated to pay $20,000,000 in cash to the shareholders of Ryan Beck common stock in lieu of issuing the warrants, and Stifel will be required to pay all earn-out payments in cash instead of in shares of Stifel common stock.

Terms of the Ryan Beck Acquisition

The consideration to be issued in the Merger of Ryan Beck with and into Merger Sub, such that the surviving entity, Merger Sub, is a wholly-owned subsidiary of Stifel, is as follows:

•

Initial consideration consisting of 2,531,278 shares of Stifel common stock, subject to reduction in exchange for cash consideration. Stifel will substitute an amount of cash for up to approximately 150,000 shares of Stifel common stock so that the number of shares issued will represent 19.9% of the voting power of Stifel’s outstanding common stock immediately prior to the issuance of such shares. The amount of cash consideration substituted for each such share shall equal the greater of (1) the average of the daily closing price of a share of Stifel common stock for the 10 consecutive business days ending on the day prior to the closing date and (2) $36.00.

•

Subject to the approval of Stifel stockholders requested in this proxy, five-year warrants to purchase up to 500,000 shares of Stifel’s common stock, at an exercise price of $36.00 per share. If Stifel does not obtain such shareholder approval on or before June 30, 2007, Stifel will pay $20,000,000 in cash to the shareholders of Ryan Beck common stock in lieu of issuing the warrants, and Stifel will have no further obligation to issue the warrants or any shares of Stifel common stock upon exercise of any such warrants.

•	Contingent payments, as follows:

•

A contingent payment based on the aggregate commissionable revenues attributable to certain individuals in Ryan Beck’s existing private client division over the two-year period following closing. The earn-out is based on 30% of commissionable revenue attributable to specified individuals above a base commissionable revenues amount for the entire two-year earn-out period, up to a maximum payout of $40,000,000, subject to adjustment in certain events.

•

Two contingent payments based on revenues attributable to certain individuals in Ryan Beck’s existing investment banking division over each of the first two 12-month periods following closing. The earn-out is equal to 25% of the amount by which the investment banking fees attributed to specified individuals in Ryan Beck’s investment banking division exceeds $25,000,000 in each of the two 12-month periods following closing.

Each of the contingent payments is payable in cash or Stifel common stock, at Stifel’s election. Any shares of Stifel stock delivered as consideration for either of the contingent earn-outs will be valued according to the average of the daily closing price of a share of Stifel stock for the 10 consecutive business days ending on the day prior to the last day of the earn-out period.

Pursuant to the Merger Agreement, certain holders of options to acquire shares of Ryan Beck common stock will be entitled to receive a portion of the consideration described above in exchange for the termination and cancellation of their options immediately prior to the closing of the Merger. Stifel anticipates that Ryan Beck and Bancorp will enter into agreements with such optionholders prior to the closing of the Merger under which the optionholders will agree to the termination and cancellation of their options to acquire shares of Ryan Beck stock in exchange for a portion of the Merger consideration, but the aggregate Merger consideration paid by Stifel will not change as a result of these agreements.

The Merger Agreement includes a form of registration rights agreement (the “Registration Rights Agreement”) to be executed at closing by Stifel and Bancorp (on its own behalf and on behalf of the holders of options to acquire shares of Ryan Beck common stock who acquire shares of Stifel common stock in the Merger). The Registration Rights Agreement covers the registration of shares of Stifel common stock issued as part of the consideration described above. The Registration Rights Agreement will require Stifel to register for resale (i) all such shares held by shareholders other than Bancorp within 180 days after the Closing of the Merger and (ii) one-third of such shares held by Bancorp within 180 days after the Closing of the Merger, and another one-third of such shares held by Bancorp by the first and second anniversaries of Stifel’s initial share registration. Additionally, the Registration Rights Agreement includes a lock-up provision under which Bancorp will agree not to sell, other than in a private sale, or enter into a hedging transaction with respect to, such shares for certain amounts of time; specifically, Bancorp may sell one-third of its shares acquired in respect of the Merger after 180 days after the closing of the Merger, two-thirds of its shares acquired in respect of the Merger after 18 months after the closing of the Merger, and all of its shares acquired in respect of the Merger after 30 months after the closing of the Merger. Finally, the Registration Rights Agreement includes standstill provisions under which Bancorp will agree not to, by itself or through its affiliates, acquire shares of Stifel common stock in excess of certain thresholds, and not to otherwise seek to acquire, merge or exert control over Stifel, other than as provided in the Merger Agreement, for a period of time as defined in the Registration Rights Agreement.

The Merger Agreement includes certain non-compete provisions under which Bancorp agreed, for a period of two years after the closing of the Merger, not to directly or indirectly engage in the broker/dealer business in the United States, subject to certain exceptions in the case of acquisitions by or of Bancorp. The Merger Agreement also includes a two-year non-solicitation provision under which Bancorp agreed not to directly or indirectly solicit the employment of Ryan Beck employees engaged in the broker-dealer business.

The Merger Agreement contains certain customary representations, warranties and covenants on the part of the Stifel, Merger Sub, Bancorp and Ryan Beck, and the consummation of the Merger is subject to a number of customary closing conditions and the approval of all required governmental and other regulatory entities. The parties made all such filings and gave all such notices on or before January 16, 2007, including the filings required under the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended. The Merger Agreement also provides for indemnification of each of the parties in certain instances.

The parties currently expect the closing of the Merger to occur during the first quarter of 2007. However, there is no assurance the Merger will be consummated by such time, or at all. Under certain circumstances described in the Merger Agreement, the Merger Agreement may be terminated if the Merger does not close on or before March 1, 2007.

Voting Agreement

In conjunction with the execution of the Merger Agreement, Stifel also entered into a Voting Agreement effective January 8, 2006 (the “Voting Agreement”) with Bancorp, the Western and Southern Life Insurance Company (“Western and Southern”), and several other individual holders of Stifel’s common stock (collectively, the “Shareholders”), under which the Shareholders agreed to vote their shares of Stifel common stock in favor of the Merger, the Merger Agreement, and the transactions contemplated thereunder including, without limitation, the issuance of the consideration, the warrant and the shares of Stifel common stock issuable upon exercise thereof and shares of Stifel common stock that may become issuable (and paid at the discretion of Stifel) as earn-out consideration, each as described above, and such other matters regarding the Merger so as to facilitate the consummation thereof. Additionally, the Shareholders agreed to vote their shares of Stifel common stock against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement or the Voting Agreement.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present and entitled to vote at the meeting will constitute approval of the Issuance.

As described above, in conjunction with the execution of the merger agreement, directors, officers and principal shareholders of Stifel entered into the Voting Agreement pursuant to which they agreed to vote the shares of Stifel common stock listed in an exhibit to the Voting Agreement in favor of such matters regarding the merger so as to facilitate the consummation thereof, including the Issuance. The signatory stockholders to the Voting Agreement collectively beneficially owned, as of the date of the Voting Agreement, 3,020,370 shares of Stifel common stock, constituting approximately 25.12% of the outstanding Stifel common stock on the date of the Voting Agreement. Because of the number of shares obligated to be voted in favor of Proposal I, the chances of its approval are greatly improved.

We recommend a vote “FOR” the Issuance.

PROPOSAL II.

Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees)

The Board of Directors is asking stockholders to approve the Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees) (the “Plan”), which will provide incentive equity compensation to certain employees of Ryan Beck Holdings, Inc. in the form of restricted stock units entitling their holders to acquire shares of Stifel common stock upon vesting. The Board of Directors approved the Plan on January 29, 2007, subject to stockholder approval.

Our Board has approved the Plan and recommends that stockholders vote for the Plan.

Background

See the “Background” section of “Proposal I. Issuance of Additional Shares of Stifel Common Stock in Connection with Stifel’s Acquisition of Ryan Beck” on page 9 for a description of Stifel’s acquisition of Ryan Beck. In connection with this transaction , Stifel has agreed to establish a retention program including cash and equity compensation awards ( in the form of restricted stock units) for certain investment executives and officers of Ryan Beck.  In addition, participants in certain of Ryan Beck's deferred compensation programs will be allowed to convert their portion of equity incentive deferred compensation into Stifel's equity incentive deferred compensation in the form of restricted stock units. In order to provide the equity compensation included in such retention program, the Board of Directors is seeking stockholder approval of the Plan, which will provide incentive equity compensation to certain employees of Ryan Beck Holdings, Inc., as described below on page 13.

Purpose of Equity Incentive Plans

We provide equity compensation to our employees as an incentive to increase long-term stockholder value. In connection with Stifel’s acquisition of Ryan Beck, Stifel agreed to establish a retention program for certain key employees of Ryan Beck because the Board of Directors and management concluded that equity compensation as a part of such employees’ total compensation package following the transaction was required in order to provide incentives to retain these Ryan Beck employees. As a result, the Board of Directors has adopted the Plan. Stifel is now seeking stockholder approval of the Plan.

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility in Ryan Beck, to provide additional incentive to Ryan Beck employees, and to promote the success of the Ryan Beck business. We believe that equity-based incentives should be a key part of employee compensation, that equity-based awards promote employee attention to the importance of running the business with a focus on revenue growth and profitability and that restricted stock units enable us to compete effectively for the best talent in our industry.

Equity compensation is a key component of employee compensation at Stifel, and we encourage equity ownership. Equity awards give employees the perspective of an owner with a stake in the success of Stifel. We believe that equity awards align the interests of our employees with those of our stockholders by providing an incentive to increase long-term stockholder value. Because our restricted stock unit grants generally vest over a period of three to five years, our employees derive benefit from these restricted stock units only after they have remained with Stifel through the vesting date. Furthermore, we believe that equity awards motivate high levels of performance and provide an effective means of recognizing, rewarding and encouraging employee contributions to our success.

In addition, we believe that equity awards are an important competitive tool in the securities industry and are essential to recruiting and retaining the highly qualified personnel which are key to our success. We believe that we must offer competitive compensation packages in order to attract and retain people who can keep us on a course of continued success. Although higher salaries can compensate to some extent for the lack of equity compensation, we believe that over time we would be at a competitive disadvantage without the focus on success and power of retention provided by equity compensation. Elimination of our equity compensation program would seriously hamper our ability to attract and retain the talent we need to ensure our business continues to be successful. Our entire employee base, substantially all of whom receive equity compensation, are motivated to achieve results that drive stockholder value. We believe our equity compensation programs have been critical in attracting and retaining a highly effective work force.

Description of the Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees)

Under the terms of the Plan, officers and key employees of Stifel and its subsidiaries who were employed by Ryan Beck or any of its subsidiaries immediately prior to Stifel’s consummation of the acquisition of Ryan Beck and its subsidiaries, as determined in the sole discretion of our administrator, will be eligible to receive (a) stock appreciation rights, (b) restricted shares of common stock, (c) performance awards, (d) stock options exercisable into shares of our common stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (options so qualifying are hereinafter referred to as incentive stock options) and (e) stock units. A description of the Plan follows:

Share Reservation. The total number of shares of our common stock reserved for issuance under the Plan will be 1,200,000 shares, subject to adjustment in the event of any change in the outstanding shares of common stock without new consideration to us (such as by reason of a stock dividend or stock split), and subject to adjustment if a participant in the Plan elects to have tax withholding requirements satisfied by a reduction in the number of shares otherwise deliverable to him or her.

Administration. The Plan will be administered by either the board of directors or the compensation committee. The administrator, by majority action thereof, is authorized to determine the individuals to whom the benefits will be granted, the type, amount, price, expiration date and other material conditions upon which the benefits will be granted. The administrator has the exclusive authority to interpret and administer the Plan, to establish rules relating to the Plan, to delegate some or all of its authority under the Plan and to take such other steps and make such other determinations as it may deem necessary or advisable.

Stock Appreciation Rights. The administrator may grant stock appreciation rights giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the stock appreciation right and the exercise price of the stock appreciation right established by the administrator at the time of grant, subject to any limitation imposed by the administrator in its sole discretion. In the administrator’s discretion, the value of a stock appreciation right may be paid in cash or our common stock, or a combination thereof. A stock appreciation right may be granted either independent of, or in conjunction with, any stock option. If granted in conjunction with a stock option, at the discretion of the administrator, a stock appreciation right may either be surrendered (a) in lieu of the exercise of such stock option, (b) in conjunction with the exercise of such stock option or (c) upon expiration of such stock option. The term of any stock appreciation right shall be established by the administrator, but in no event shall a stock appreciation right be exercisable after ten years from the date of grant.

Restricted Stock. The administrator may issue shares of our common stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the administrator at the time of grant. During the period of restriction, holders of restricted stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

Performance Awards. The administrator may grant performance awards consisting of shares of our common stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of common stock or the payment of cash upon the achievement of certain pre-established performance goals, such as return on average total capital employed, earnings per share or increases in share price, during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to performance awards until the goals are achieved and the shares are issued.

Stock Options. Stock options granted under the Plan shall entitle the holder to purchase common stock at a purchase price established by the administrator, which price shall not be less than the fair market value of our common stock on the date of grant in the case of incentive stock options and at any price determined by the administrator in the case of all other options. The administrator shall determine the term of the stock options and the times at, and conditions under which, the stock options will become exercisable. Stock options will generally not be exercisable after ten years from the date of the grant.

There is no maximum or minimum number of shares for which a stock option may be granted; however, for any employee, the aggregate fair market value of our common stock subject to qualifying incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.

Stock Units. The administrator may issue stock units representing the right to receive shares of our common stock at a designated time in the future, subject to the terms and conditions as established by the administrator in its sole discretion. A holder of stock units generally does not have the rights of a stockholder until receipt of the common stock, but, in the administrator’s sole discretion, may receive payments in cash or adjustments in the number of stock units equivalent to the dividends the holder would have received if the holder had been the owner of shares of our common stock instead of stock units.

The Board of Directors may terminate the Plan at any time, and from time to time may amend or modify the Plan; provided, however, that no such action of the Board of Directors may, without the approval of our stockholders: (a) increase the total amount of stock or the amount or type of benefit that may be issued under the Plan; (b) modify the requirements as to eligibility for benefits; or (c) reduce the amount of any existing benefit or change the terms or conditions thereof without the participating employee’s consent.

Valuation

The fair market value per share of our common stock on any relevant date under the Plan is deemed to be equal to the closing selling price per share on that date on the New York Stock Exchange. On [•], the record date, the fair market value per share of our common stock determined on such basis was [•].

Dilution

As described below, an employee will realize income as a result of an award of stock units at the time shares are distributed in an amount equal to the fair market value of such shares at that time, and we are entitled to a corresponding tax deduction in the year of such issuance. We may satisfy tax withholding obligations on income associated with such grants by reducing the number of shares otherwise deliverable in connection with such awards, such reduction to be calculated based on a current market price of our stock. Based on current tax law, Stifel anticipates that the shares issued when the awards are paid to the employees will be reduced by approximately 35% to satisfy such withholding obligations, so that approximately 65% of the total restricted stock units that are distributable in any particular year will be converted into issued and outstanding shares. In addition, because transition rules currently in effect relating to deferred compensation, our Board of Directors may determine to accelerate the issuance of shares of common stock issuable under certain outstanding stock unit awards.

Federal Income Tax Consequences

No income will be realized by a participating employee on the grant of an incentive stock option or a stock option which is not an incentive stock option, the grant of a stock appreciation right, the award of restricted stock or the award of stock units, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. We will not be entitled to a deduction by reason of the exercise. If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder’s basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

Upon the exercise of a stock option that does not qualify as an incentive stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

Subject to a voluntary election by the holder under Section 83(b) of the Internal Revenue Code of 1986, a holder will realize income as a result of the award of restricted stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Internal Revenue Code of 1986 would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

An employee will realize income as a result of a performance award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding tax deduction equal to the income realized in the year of such issuance or payment.

An employee will realize income as a result of an award of stock units at the time shares of our common stock are issued in an amount equal to the fair market value of such shares at that time. We will be entitled to a corresponding tax deduction equal to the income realized in the year of such issuance. Under the Plan, we are entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable. An employee entitled to any such delivery may, upon notice to us, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of the notice.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present and entitled to vote at the meeting will constitute approval of the adoption of the Plan.

As previously reported, in conjunction with the execution of the merger agreement, directors, officers and principal shareholders of Stifel entered into the Voting Agreement pursuant to which they agreed to vote the shares of Stifel common stock listed in an exhibit to the Voting Agreement in favor of such matters regarding the merger so as to facilitate the consummation thereof. The signatory stockholders to the Voting Agreement collectively beneficially owned, as of the date of the Voting Agreement, 3,020,370 shares of Stifel common stock, constituting approximately 25.12% of the outstanding Stifel common stock on the date of the Voting Agreement. Because of the number of shares obligated to be voted in favor of Proposal II, the chances of its approval are greatly improved.

We recommend a vote “FOR” the adoption of the Plan.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on [•], 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. On [•], 2007, there were [•] shares of our common stock outstanding and entitled to vote.

Ownership of Directors and Executive Officers

The following table sets forth information regarding the amount of common stock beneficially owned, as of [•], 2007, by each of our directors and the executive officers and all of our directors and executive officers as a group:

Name	Total Shares Beneficially Owned (1)	Percent Of Class	Unvested Restricted Stock Units
Ronald J. Kruszewski	676,914	5.26%	82,677
Scott B. McCuaig	334,396	2.64%	21,235
James M. Zemlyak	322,142	2.55%	22,488
Richard J. Himelfarb	90,535	(2)	42,956
Joseph A. Sullivan	90,405	(2)	40,000
Thomas P. Mulroy	90,000	(2)	42,956
James M. Oates	79,879	(2)	442
David D. Sliney	64,551	(2)	12,224
Bruce A. Beda	45,097	(2)	472
Charles A. Dill	42,334	(2)	413
Robert E. Lefton	36,995	(2)	442
Richard F. Ford	19,644	(2)	413
Robert J. Baer	19,569	(2)	413
John P. Dubinsky	16,475	(2)	413
Fredrick O. Hanser	12,742	(2)	413
David M. Minnick	3,261	(2)	1,922

Total Directors & Executive Officers (16 persons)	1,944,939	14.50%	269,879

(1) Includes the following shares that such persons and group have the right to acquire currently or within 60 days following January 29, 2007, upon the exercise of stock options: Mr. Kruszewski – 235,633; Mr. McCuaig – 149,868; Mr. Zemlyak – 136,001; Mr. Oates – 1,199; Mr. Sliney – 38,333; Mr. Beda – 15,688; Mr. Dill – 13,816; Mr. Lefton – 10,807; Mr. Ford – 6,467; Mr. Baer – 4,334; Mr. Dubinsky – 5,402; Mr. Hanser – 5,402; Mr. Minnick – 1,200; and directors and executive officers as a group – 624,150. Also includes the following shares allocated to such persons and group underlying stock units vested currently or within 60 days following January 29, 2007: Mr. Kruszewski – 144,795; Mr. McCuaig – 39,934; Mr. Zemlyak – 20,290; Mr. Oates – 12,481; Mr. Sliney – 9,191; Mr. Beda – 12,736; Mr. Dill – 11,481; Mr. Lefton – 10,167; Mr. Ford – 5,073; Mr. Baer – 10,436; Mr. Dubinsky – 6,007; Mr. Hanser – 6,007; Mr. Minnick – 2,041; and directors and executive officers as a group – 290,639.

(2) The shares beneficially owned do not exceed 1% of the outstanding shares.

Ownership of Certain Beneficial Owners

As of [•], 2007, the following persons were the only persons known to us to be beneficial owners of more than 5 percent of our common stock:

Name and Address	Shares Beneficially Owned	Percent of Class
Western & Southern Life Insurance Company	1,359,749	10.88%
George H. Walker III	670,544	5.36%
Banc Funds Company, L.L.C.	668,471	5.35%
Ronald J. Kruszewski	676,914	5.26%
Stifel Financial Corp. Stock Ownership Plan and Trust (1)	479,736	3.84%

(1) 162,683 unallocated ESOP shares.

FINANCIAL AND OTHER INFORMATION

Representatives of Stifel’s independent registered public accounting firm for the current year and for fiscal year 2006, Deloitte & Touche LLP, are expected to be present at the Special Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

We are incorporating by reference the financial and other information required to be included in this proxy statement pursuant to the provisions of the section entitled “Where You Can Find More Information” set forth below.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

We incorporate by reference into this proxy statement the following financial statements and other information (SEC File No. 001-09305), which contain important information about us and our business and financial results:

•

the financial statements, quarterly data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2005;

•

the financial statements, quarterly data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2006 and on Form 10-Q/A for the quarters ended March 31 and June 30, 2006;

•	Our current report on Form 8-K, filed January 9, 2007, and our amendment to such current report on Form 8-K/A filed January 12, 2007.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this proxy statement and before the Special Meeting. The SEC allows us to incorporate by reference into this proxy statement such documents. You should consider any statement contained in this proxy statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

You may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling David M. Minnick, Secretary, Stifel Financial Corp., One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102 (telephone: (314) 342-2000).

ANNEX I

STIFEL FINANCIAL CORP. 2007

INCENTIVE STOCK PLAN (FOR RYAN BECK EMPLOYEES)

1.         Purpose. The purpose of the 2007 Stifel Financial Corp. Incentive Stock Plan is to encourage eligible key employees of Stifel Financial Corp. (the “Corporation”) and such subsidiaries of the Corporation as the Administrator designates, to acquire shares of common stock of the Corporation (“Common Stock”) or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for employees to contribute to the success of the Corporation and align the interests of key employees with the interests of the shareholders of the Corporation.

2.         Administration. The Plan shall be administered by the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors (the "Administrator").

The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion, or by any member of the Compensation Committee of the Board of Directors upon a specific recommendation from the Executive Committee of Stifel, Nicolaus & Company.

Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable.

The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

3.          Shares Reserved Under the Plan. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) the Plan initially reserved for issuance under the Plan an aggregate of 1,200,000 shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares, which may be awarded pursuant to any of the types of benefits described in Section 5 in the ten-year period commencing January 1, 2007.

As used in this Section 3, the term “Plan Maximum” shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. If a Participant elects under Section 14 to have tax withholding requirements satisfied by a reduction of the number of shares otherwise deliverable, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such distribution, regardless of the number of shares surrendered for withholding. If the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of a restructuring of benefits granted pursuant to this Plan.

Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 100,000 shares (as adjusted in accordance with Section 11).

4.        Participants. Participants will consist solely of such officers and key employees of the Corporation or any designated subsidiary who were employed by Ryan Beck Holdings, Inc. or any of its subsidiaries immediately prior to consummation of the acquisition of Ryan Beck Holdings, Inc. and its subsidiaries by Stifel Financial Corp., as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5.         Types of Benefits. The following benefits may be granted under the Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below.

6.          Stock Appreciation Rights. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

7.         Restricted Stock. Restricted Stock is Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

(a)   The purchase price, if any, will be determined by the Administrator.

(b)   The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

(c)    Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

(d)   The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

(e)    The participant shall be entitled to vote the Restricted Stock during the period of restriction.

(f)    The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

8.         Performance Awards. Performance Awards are Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

9.           Incentive Stock Options. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Said purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

10.      Nonqualified Stock Options. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. NQSOs granted after the date of shareholder approval of the Plan shall be exercisable no later than ten years after the date they are granted.

11.       Stock Units. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

12.       Adjustment Provisions.

(a)    If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b)   Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13.       Nontransferability. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

(a)     By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

(b)    To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section 13, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

14.       Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

15.        Tenure. A Participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

16.        Duration, Interpretation, Amendment and Termination. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

17.        Effective Date. This 2007 Stifel Financial Corp. Incentive Stock Plan shall become effective as of the date it is adopted by the Board of Directors of the Corporation subject only to approval by the holders of a majority of the outstanding voting stock of the Corporation within twelve months before or after the adoption of the Plan by the Board of Directors.

The undersigned hereby certifies that this 2007 Stifel Financial Corp. Incentive Stock Plan was adopted by the Board of Directors of the Corporation at its special meeting on January 29, 2007.

By:	/s/ David M. Minnick

Title:	Secretary

Date: January 29, 2007

STIFEL FINANCIAL CORP.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby nominates, constitutes and appoints Ronald J. Kruszewski and James M. Zemylak (or such other person as is designated by the board of directors of Stifel Financial Corp. (“Stifel”)) (the “Proxies”), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of common stock, $0.15 par value, of Stifel entitled to be voted by the undersigned at the special meeting of stockholders to be held on [•], 2007 and at any adjournments or postponements thereof.

Please complete, sign and date other side and return promptly. Please mark [ X ] your vote as indicated in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1.            Proposal to issue additional shares of Stifel common stock upon the exercise of warrants and for payment of earn-out consideration relating to Stifel’s acquisition of Ryan Beck Holdings, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.            Proposal to approve and adopt the Stifel Financial Corp. 2007 Incentive Stock Plan (For Ryan Beck Employees).

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.            In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement.

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Proposal No. 1 and FOR Proposal No. 2. A vote to ABSTAIN will be voted AGAINST Proposal No. 1 and Proposal No. 2.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

☐	PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

SIGN HERE _______________________________________________
(Please sign exactly as name appears at left)
SIGN HERE _______________________________________________
Executors, administrators, trustees, etc. should indicate when signing
DATED _______________________________________________

Please sign this proxy card exactly as your shares are registered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one person holds the power to vote the same, any one of them may sign this proxy card. If the shareholder is a corporation, this proxy card must be signed by a duly authorized officer of the shareholder. By signing this proxy card, you acknowledge receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, with all enclosures and attachments, dated [•], 2007. If address at left is incorrect, please write in the correct information.